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                                                                   EXHIBIT 11.1

                     TEL-COM WIRELESS CABLE TV CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                  NUMBER OF      NUMBER OF
                                                                                    DAYS           SHARES
                                                                                  ---------      ---------

SHARES OUTSTANDING AT BEGINNING OF YEAR:                                              365         2,196,212

ISSUANCE  OF  180,000  SHARES ON  RESTRUCTURING  OF $2  MILLION  NOTE
PAYABLE ON MAY 19, 1997                                                               235           115,890

CONVERSION OF ALL PREFERRED SHARES INTO 1,183,431
COMMON SHARES ON SEPTEMBER 16, 1997                                                   106           343,681

EXERCISE WARRANTS FOR 450,000 COMMON SHARES ON
OCTOBER 9, 1997                                                                        83           102,329
                                                                                                -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                              2,758,112
                                                                                                ===========
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                                       $(3,223,764)
                                                                                                ===========
NET LOSS PER COMMON SHARE-BASIC DILUTED                                                         $     (1.17)
                                                                                                ===========



NOTE:

THE COMMON STOCK EQUIVALENT WARRANTS, OPTIONS AND CONVERTIBLE DEBT HAVE NOT BEEN INCLUDED BECAUSE THEIR EFFECT WOULD BE ANTIDILUTIVE.